SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

XPO LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 976-4636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

XPO Logistics, Inc. (NYSE: XPO) (“XPO”) provides this Current Report on Form 8-K to report the final results of its cash tender offer (the “Offer”) to purchase the 7.25% Senior Notes due 2018 (the “Notes”) issued by XPO’s wholly-owned subsidiary, XPO CNW, Inc. (formerly Con-way Inc.).

As of 5:00 p.m., New York City time, on December 18, 2015, the aggregate principal amount of the Notes validly tendered and not validly withdrawn was approximately $159.2 million, as reported by the information and tender agent.

The Offer was made pursuant to an Offer to Purchase, dated as of November 18, 2015. In accordance with the terms of the Offer, XPO accepted the $159.2 million of tendered Notes for purchase, at a purchase price equal to $1,010 per $1,000 principal amount of Notes purchased, plus any accrued and unpaid interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated December 22, 2015	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Chief Legal Officer